Exhibit 107
Calculation of Filing Fee Tables
Form
424(b)(5)
(Form Type)
FISERV FUNDING UNLIMITED COMPANY, as Issuer
FISERV, INC., as Guarantor
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to be paid	Debt	2.875% Senior Notes due 2028 of Fiserv Funding Unlimited Company	457(r) (1)	$855,900,000	99.925%	$855,258,075.00	$ 153.10 per $1 million	$130,940.01
	Debt	3.500% Senior Notes due 2032 of Fiserv Funding Unlimited Company	457(r) (1)	$884,430,000	99.321%	$878,424,720.30	$ 153.10 per $1 million	$134,486.82
	Debt	4.000% Senior Notes due 2036 of Fiserv Funding Unlimited Company	457(r) (1)	$741,780,000	98.981%	$734,221,261.80	$ 153.10 per $1 million	$112,409.28
	Debt	Fiserv, Inc. Guarantee of 2.875% Senior Notes due 2028 of Fiserv Funding Unlimited Company	457(n) (3)	N/A	N/A	N/A	N/A	N/A
	Debt	Fiserv, Inc. Guarantee of 3.500% Senior Notes due 2032 of Fiserv Funding Unlimited Company	457(n) (3)	N/A	N/A	N/A	N/A	N/A
	Debt	Fiserv, Inc. Guarantee of 4.000% Senior Notes due 2036 of Fiserv Funding Unlimited Company	457(n) (3)	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$2,467,904,057.10		$377,836.11

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$377,836.11

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is €2,175,000,000.
(2)	The amount registered and maximum aggregate offering price has been calculated using the euro / USD exchange rate of €1.00 / $1.1 412 , as reported by Bloomberg, L.P. as of April 29, 2025.
(3)
No separate consideration will be received for the guarantees of the debt securities. In accordance with Rule 457(n) of the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees.